UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  November 23, 2022

BITNILE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NILE	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	NILE PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On November 23, 2022, BitNile Holdings, Inc. (the “Company”) convened its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on September 26, 2022, the record date for the Annual Meeting, 340,069,402 shares of common stock of the Company were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the stockholders voted on seven proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on September 23, 2022. Stockholders approved proposals 1, 2, 3, 6 and 7, and rejected proposals 4 and 5 presented for a vote. The tables below set forth the number of votes cast for and against or withheld, and the number of abstentions or broker non-votes, for each matter voted upon by the Company’s stockholders.

Proposal One: The election of seven director nominees named by the Company to hold office until the next annual meeting of stockholders.

	For	Against	Abstain	Broker Non-Votes
Milton C. Ault, III	90,834,197	30,340,778	2,579,705	56,056,879
William B. Horne	90,677,623	29,417,886	3,659,171	56,056,879
Henry C. Nisser	90,370,757	29,506,305	3,877,618	56,056,879
Robert O. Smith	89,317,969	30,276,495	4,160,216	56,056,879
Howard Ash	89,816,820	29,779,262	4,158,598	56,056,879
Jeffrey A. Bentz	91,341,683	28,177,259	4,235,738	56,056,879
Mordechai Rosenberg	91,719,337	27,709,155	4,326,188	56,056,879

Proposal Two: The ratification of Marcum LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain	Broker Non-Votes
158,508,739	16,521,406	4,781,414	0

Proposal Three: Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
77,723,245	43,326,219	2,705,216	56,056,879

Proposal Four: Approval of the amendment to the Company’s Certificate of Incorporation to increase the authorized shares of Class A Common Stock (the “Common Stock”) from 500,000,000 to 1,250,000,000.

For	Against	Abstain	Broker Non-Votes
107,500,647	70,676,809	1,634,103	0

Proposal Five:  Approval of the 2022 equity issuances to directors and executive officers of the Company, in order to comply with the listing rules of the NYSE American.

For	Against	Abstain	Broker Non-Votes
39,180,606	38,678,033	45,896,041	56,056,879

Proposal Six: Approval of the acceleration of the vesting of certain unvested stock grants made in August of 2021 to current members of our board of directors, consisting of an aggregate of 1,000,000 shares of Common Stock, in order to comply with the listing rules of the NYSE American.

For	Against	Abstain	Broker Non-Votes
79,784,402	39,877,807	4,092,471	56,056,879

Proposal Seven: Approval of the BitNile Holdings, Inc. 2022 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
79,407,581	42,057,883	2,289,216	56,056,879

ITEM 7.01	REGULATION FD DISCLOSURE

On November 23, 2022, the Company issued a press release announcing the results of the Annual Meeting, which press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

On November 23, 2022, the Company also issued a press release announcing that that its Board of Directors has declared a pro rata dividend to the Company’s stockholders of (i) 140 million shares of common stock of Imperalis Holding Corp. (to be renamed TurnOnGreen, Inc.) (“TurnOnGreen”), which represents approximately 81% of the outstanding shares of TurnOnGreen common stock, and (ii) warrants to purchase an additional 140 million shares of TurnOnGreen common stock (the “Distribution Securities”). The press release also announced that BitNile stockholders of record as of the close of business on December 30, 2022 will receive the Distribution Securities, which will be payable on January 5, 2023. This press release is furnished herewith as Exhibit 99.2 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release issued on November 23, 2022.
99.2	Press Release issued on November 23, 2022.
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITNILE HOLDINGS, INC.

Dated: November 23, 2022	/s/ Henry Nisser
Henry Nisser President and General Counsel